Exhibit 99.1

Pier 1 Announces Leadership Appointments

Douglas Diemoz Named President;

Robert Riesbeck Appointed as Executive Vice President and Chief Financial Officer

Creates New Office of the Chief Executive Officer

FORT WORTH, TEXAS, July 19, 2019 – Pier 1 Imports, Inc. (NYSE:PIR) today announced the appointment of Douglas Diemoz to the newly created role of President and Robert Riesbeck as Executive Vice President and Chief Financial Officer, both effective July 22, 2019. Mr. Riesbeck succeeds Deborah Rieger-Paganis, who has served as Interim Chief Financial Officer since April 2019.

Mr. Diemoz, 51, will be responsible for day-to-day operation and performance of Pier 1’s business, including merchandise buying, planning and allocations, marketing, field and e-Commerce operations, global supply chain, information technology and human resources. He joins Pier 1 with more than two decades of retail industry experience with over half of that focused on home décor and furnishings. He most recently served as Chief Executive Officer of Crate & Barrel and previously held the role of Chief Development Officer at Restoration Hardware as well as leadership positions at Williams-Sonoma, The Gap, Inc. and MEXX.

Mr. Riesbeck, 55, will be responsible for financial operations and accounting, including financial reporting, planning and analysis, treasury, tax, procurement and investor relations. He is a seasoned finance executive with more than 25 years of experience in retail and consumer goods. He brings to Pier 1 expertise in both growth and turnaround situations and has served in Chief Financial Officer, Chief Operating Officer and Chief Executive Officer roles, most recently as Chief Financial Officer of FULLBEAUTY Brands. Mr. Riesbeck also served for four years as an operating executive at private equity firm, Sun Capital Partners.

“Doug’s and Bob’s appointments are the result of two successful searches to strengthen our leadership team at a pivotal time for our company,” said Cheryl Bachelder, Interim Chief Executive Officer. “Doug and Bob each bring expertise and skill sets that I am confident will be invaluable as we continue to get the business back on track. Doug has significant experience in home furnishings, has led corporate turnarounds as well as the development of new businesses, and has a proven ability to foster winning cultures. Bob brings strong financial acumen combined with operational experience, as well as insights from his work across a range of retailers and brands and private equity.”

Ms. Bachelder continued, “With the addition of Doug and Bob to our management team, we have assembled a strong group of leaders – each contributing the essential capabilities in their individual areas of responsibility – to help drive Pier 1’s transformation. Further, the creation of our Office of the Chief Executive Officer will provide strong and cohesive oversight as we focus on providing our customer with the unique finds she expects from us and continue our work in restoring the health and promise of the business.”

“Pier 1 is an enduring brand with loyal customers and numerous opportunities to be captured in an ever evolving retail sector,” said Mr. Diemoz. “Throughout my career, I have focused on transforming and growing businesses while preserving the authenticity and unique brand experience customers love. I am excited to work with Cheryl, the senior leadership team and all of our dedicated store, distribution center and home office associates as we position Pier 1 for the future.”

“I am pleased to be joining the Pier 1 team at such an important time in the Company’s history and believe this opportunity is perfectly suited to my background,” said Mr. Riesbeck. “I look forward to leveraging my finance and operating expertise and partnering with Cheryl and the other members of the leadership team in executing the initiatives in our fiscal 2020 plan to drive improved financial results.”

Ms. Bachelder concluded, “I also would like to thank Deborah Rieger-Paganis, who has served as Interim Chief Financial Officer since April. We greatly appreciate her important contributions and will look forward to Deb’s further support as she continues in a consulting role advising on key turnaround initiatives.”

Office of the Chief Executive Officer

In connection with the leadership appointments announced today, Pier 1 is also creating a new Office of the Chief Executive Officer, led by Cheryl Bachelder, Interim Chief Executive Officer, and including Mr. Diemoz, Mr. Riesbeck and Robert Bostrom, Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary. The Office of the CEO will be responsible for guiding, supervising and directing Pier 1’s strategy, including the previously announced process to evaluate strategic alternatives. The Company’s other executive officers will now report to Mr. Diemoz and oversee Pier 1’s operations and continued execution of the previously announced fiscal 2020 plan.

About Douglas Diemoz

Mr. Diemoz most recently served as Chief Executive Officer of Crate & Barrel, part of the Otto Group, a group of retailers and retail-related service providers with a presence in more than 30 countries. In his role as CEO, he was responsible for the Crate & Barrel, CB2 and Land of Nod brands, and led the company in growing online sales, increasing total customers and transitioning to EBIT profit. Previously, Mr. Diemoz served as Chief Development Officer of Restoration Hardware, where he created strategy for an owned and partner network worldwide and was responsible for leading development initiatives such as the outlet and art divisions. Prior to this, Mr. Diemoz served in a succession of management roles, including Chief Executive Officer, President and Chief Transformation Officer, and Chief Financial Officer, at MEXX, an Amsterdam-based international fashion brand. Earlier in his career, Mr. Diemoz served in various finance roles at Williams-Sonoma and The Gap, Inc. for nearly 15 years. He holds a B.S. in Accounting from The State University of New York at Brockport and an MBA from St. Mary’s College.

About Robert Riesbeck

Most recently, Mr. Riesbeck served as Chief Financial Officer of FULLBEAUTY Brands. Previously, he served as Chief Financial Officer and then Chief Executive Officer and President of hhgregg, Inc. From 2010 to 2014, Mr. Riesbeck served as an operating executive at Sun Capital, where he was responsible for a diverse group of portfolio companies, after serving for four years as Chief Financial Officer at Marsh Supermarkets which was acquired by Sun Capital in 2006. Earlier in his career, Mr. Riesbeck also held Chief Financial and Operating Officer roles for the Hurley and Bauer Hockey businesses at Nike, Inc., and was responsible for integrating and consolidating both into Nike’s operations. He is a Certified Public Accountant and began his career in Auditing and Accounting with Grant Thornton LLP. He holds a B.S. in Accounting from The University of Akron.

Financial Disclosure Advisory

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: actions intended to return the Company to profitable growth; fiscal 2020 action plans and expense reduction initiatives intended to reset the Company’s gross margin and cost structure; the Company’s ability to increase cash flows to support its operating activities; the results of the evaluation of strategic alternatives and the terms, value and timing of any transaction resulting from that process, or the failure of any such transaction to occur; the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the effectiveness of the Company’s relationships with, and operations of, its key suppliers; risks related to changes in U.S. policy related to imported merchandise, particularly with regard to the impact of tariffs on goods imported from China and strategies undertaken to mitigate such impact; changes in foreign currency values relative to the U.S. dollar; the Company’s ability to identify a successor chief executive officer and retain its senior management team; potential volatility in the price of the Company’s common stock following the reverse stock split; the Company’s ability to comply with the continued listing criteria of the New York Stock Exchange (“NYSE”), including listing criteria based upon the Company’s market capitalization, and risks arising from the potential suspension of trading of the Company’s common stock on that exchange. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

About Pier 1 Imports, Inc.

Founded with a single store in 1962, Pier 1 is a leading omni-channel retailer of unique home décor and accessories. The Company’s products are available through more than 965 Pier 1 stores in the U.S. and Canada and online at pier1.com. For more information or to find the nearest store, please visit pier1.com.

Investor Relations Contact:

Christine Greany

The Blueshirt Group

(858) 523-1732

christine@blueshirtgroup.com